Exhibit 32.2

OFFICER’S CERTIFICATION

Pursuant to 18 U.S.C. 63-1350, the Vice President and Chief Financial Officer of Western Sizzlin Corporation (formerly Austins Steaks & Saloon, Inc.) (the “Company”), hereby certifies that the Form 10-K for the year ended December 31, 2003 and the  consolidated financial statements contained therein, fully comply with the requirements of Sections 13 (a) or 15 (d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K and the financial statements thereto fairly present, in all material respects, the financial condition and results of operations of the Company as of December 31, 2003 and the period then ended.

/s/ Robyn B. Mabe	March 30, 2004